UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 24, 2005
NS GROUP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	1-9838 (Commission File Number)	61-0985936 (I.R.S. Employer Identification No.)
530 West Ninth Street, Newport, Kentucky 41071
(Address of principal executive offices)
Registrant’s telephone number, including area code: (859) 292-6809
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of NS Group, Inc., dated October 24, 2005, reporting the Company’s results of operations for the quarter and nine months ended September 30, 2005.
Item 8.01 Other Events
Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of NS Group, Inc., dated October 24, 2005, announcing that its Board of Directors has authorized the repurchase of up to 2,250,000 shares, or 10% of the Company’s common stock. The repurchases have been authorized to be made by the Company from time to time in open market purchases or through privately negotiated transactions through December 31, 2006, at times and in such amounts as management deems appropriate. Shares repurchased under the program may be retired or used for general corporate purposes, which may include the Company’s share-based compensation and employee benefit plans. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions.
The information, including exhibits attached hereto, in this Current Report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits
Exhibit
99.1	Press release issued by NS Group, Inc. on October 24, 2005, regarding the Company’s results of operations for the quarter and nine months ended September 30, 2005, and the announcement of a share repurchase program.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS GROUP, INC.

Date: October 24, 2005	By:	/s/ Thomas J. Depenbrock
Thomas J. Depenbrock
Vice President-Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
99.1	Press release issued by NS Group, Inc. on October 24, 2005, regarding the Company’s results of operations for the quarter and nine months ended September 30, 2005, and the announcement of a share repurchase program.